SUPPLEMENTAL INDENTURE

        SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) executed as of March 6, 2003, by and among Arch Wireless Holdings, Inc., a Delaware corporation (the “Company”), Arch Wireless Communications, Inc., a Delaware corporation (“Arch”), Arch Wireless, Inc., a Delaware corporation (the “Parent”), and the direct and indirect subsidiaries of the Parent listed on Schedule I hereto (such subsidiaries, the “Subsidiary Guarantors,” and together with Arch and the Parent, herein the “Guarantors”) and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).

RECITALS

        WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered that certain Indenture, dated as of May 29, 2002, as amended by the Supplemental Indenture dated as of August 14, 2002 and made effective as of May 29, 2002 (the “Indenture”), with respect to the Company’s 12% Subordinated Secured Compounding Notes Due 2009 (the “Notes”);

        WHEREAS, Section 8.02 of the Indenture provides that the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, together with the written consent of the Majority Noteholders, may, under certain circumstances, enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating or waiving (subject to Section 4.03 of the Indenture) any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture;

        WHEREAS, the Company desires to amend certain sections of the Indenture to revise or supplement the text of certain terms of the Indenture, and in connection therewith, the Company has been soliciting written consents of the Holders to the amendments to the Indenture set forth herein (and to the execution of this Supplemental Indenture), and the Company has now obtained such written consents from the Holders of a majority in the aggregate principal amount of the outstanding Notes; accordingly, this Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 8.02 of the Indenture; and

        WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture, effectively amending and supplementing the Indenture as set forth herein, have been duly taken;

        NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

        Upon execution of this Supplemental Indenture by the Company and the parties hereto, then automatically (without further act by any person) with respect to all outstanding Notes, the Indenture is hereby amended in the following respects:

        1.1 Section 10.21 of the Indenture shall be deleted in its entirety, and the following is substituted in lieu thereof:

“SECTION 10.21           Minimum EBITDA.

        From and after the Trigger Date, the Note Parties shall have, as of the last day of each quarter set forth below, EBITDA for such quarter of not less than the following:

Quarter Ending	Minimum Quarterly EBITDA (dollars in millions)
June 30, 2002	46.5
September 30, 2002	45.5
December 31, 2002	42.9
March 31, 2003	41.0
June 30, 2003	36.5
September 30, 2003	34.3
December 31, 2003	30.9
March 31, 2004	26.9
June 30, 2004	34.4
September 30, 2004	33.9
December 31, 2004	34.0
March 31, 2005	33.0
June 30, 2005	33.9
September 30, 2005	34.2
December 31, 2005	34.7
March 31, 2006	33.1
June 30, 2006	34.6
September 30, 2006	36.1
December 31, 2006	37.4
March 31, 2007	36.6
June 30, 2007	36.1
September 30, 2007	35.4

Quarter Ending	Minimum Quarterly EBITDA (dollars in millions)
December 31, 2007	34.6
March 31, 2008	33.8
June 30, 2008	33.3
September 30, 2008	32.5
December 31, 2008	31.8
March 31, 2009	31.1

        1.2      Section 10.22 of the Indenture shall be deleted in its entirety, and the following is substituted in lieu thereof:

“SECTION 10.22           Minimum Direct Units in Service.

        From and after the Trigger Date, the Note Parties will maintain a number of Direct Units in Service as of the last day of the quarter, not less than as set forth opposite such day:

Quarter Ending	Minimum Direct Units in Service (units in thousands)
June 30, 2002	4,215.2
September 30, 2002	4,002.7
December 31, 2002	3,819.3
March 31, 2003	3,630.1
June 30, 2003	3,558.1
September 30, 2003	3,301.6
December 31, 2003	3,055.4
March 31, 2004	2,909.4
June 30, 2004	3,129.5
September 30, 2004	3,042.3
December 31, 2004	2,957.5
March 31, 2005	2,896.9
June 30, 2005	2,837.6
September 30, 2005	2,779.5
December 31, 2005	2,722.6
March 31, 2006	2,600.3

Quarter Ending	Minimum Direct Units in Service (units in thousands)
June 30, 2006	2,566.4
September 30, 2006	2,532.8
December 31, 2006	2,499.7

        1.3      Section 10.23 of the Indenture shall be deleted in its entirety, and the following is substituted in lieu thereof:

“SECTION 10.23           Minimum Consolidated SRM Revenues..

        From and after the Trigger Date, the Note Parties shall maintain, as of the last day of each quarter set forth below, consolidated SRM revenue for such quarter of not less than the Minimum Quarterly Consolidated SRM Revenue listed below:

Quarter Ending	Minimum Quarterly Consolidated SRM Revenue (dollars in millions)	Planned One Way SRM Revenue (dollars in millions)	Planned Two Way SRM Revenue (dollars in millions)
June 30, 2002	174.8	174.9	30.8
September 30, 2002	166.6	162.2	34.0
December 31, 2002	160.7	151.7	37.3
March 31, 2003	153.7	142.5	43.8
June 30, 2003	133.1	133.8	48.2
September 30, 2003	124.2	125.6	48.5
December 31, 2003	116.2	117.9	53.3
March 31, 2004	107.5	109.1	55.5
June 30, 2004	130.8	100.9	62.6
September 30, 2004	127.9	93.4	66.5
December 31, 2004	125.3	86.4	70.3
March 31, 2005	121.8	81.5	70.7
June 30, 2005	120.3	76.9	73.5
September 30, 2005	119.8	72.6	77.2
December 31, 2005	117.4	68.5	78.3
March 31, 2006	112.6	64.4	80.8
June 30, 2006	112.1	60.6	84.1

Quarter Ending	Minimum Quarterly Consolidated SRM Revenue (dollars in millions)	Planned One Way SRM Revenue (dollars in millions)	Planned Two Way SRM Revenue (dollars in millions)
September 30, 2006	111.2	57.0	86.5
December 31, 2006	110.8	53.7	89.3
March 31, 2007	N/A	50.5	91.4
June 30, 2007	N/A	47.5	92.8
September 30, 2007	N/A	44.6	93.8
December 31, 2007	N/A	41.9	94.3
March 31, 2008	N/A	39.4	94.8
June 30, 2008	N/A	37.0	95.5
September 30, 2008	N/A	34.8	95.7
December 31, 2008	N/A	32.8	96.0
March 31, 2009	N/A	30.7	96.3

ARTICLE TWO

        2.1 All terms used in this Supplemental Indenture which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

        2.2 All of the provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture, and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument and shall be binding upon all the Holders.

        2.3 This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        2.4 In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        2.5 Nothing in this Supplemental Indenture, express or implied, shall give any person, other that the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture. Except as expressly supplemented or amended as set forth in this Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this Supplemental Indenture.

        2.6 The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, except with respect to the execution hereof by the Trustee, or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

* * * * * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first written above.

Arch Wireless, Inc.
Arch Wireless Holdings, Inc.
Arch Wireless Communications, Inc.
MobileMedia Communications, Inc.
Arch Wireless Operating Company, Inc.
Arch Wireless License Co., LLC
Paging Network International, Inc.
Paging Network Canadian Holdings, Inc.

As to each of the foregoing:
By:_________________________
Name:______________________
Title:________________________
The Bank of New York, as Indenture Trustee
By:_________________________
Name:______________________
Title:________________________

Schedule I

Arch Wireless, Inc.
Arch Wireless Communications, Inc.
MobileMedia Communications, Inc.
Arch Wireless Operating Company, Inc.
Arch Wireless License Co., LLC
Paging Network International, Inc.
Paging Network Canadian Holdings, Inc.